EXHIBIT 10.23.3

TRANSITION AGREEMENT AND RELEASE
This Transition Agreement and Release (“Agreement”) is made by and between Michael W. Strambi (“Executive”) and Telenav, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
WHEREAS, Executive is employed by the Company;
WHEREAS, Executive’s employment with the Company will terminate effective as of
January 2, 2019 (the “Scheduled Date,” and the actual date of termination of Executive’s employment, the “Termination Date”); and
WHEREAS, the Company desires to retain Executive as an independent contractor to perform services for a certain period (the “Consulting Term”) following the Termination Date, and Executive is willing to perform such services, on the terms described in the Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”);
WHEREAS, the Company and Executive entered into that certain Michael W. Strambi Employment Agreement by and between the Company and Executive dated March 28, 2012 (the “Employment Agreement”);
WHEREAS, the Company and Executive entered into that certain Proprietary Information Agreement dated as of November 12, 2009 (the “Confidentiality Agreement”); and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company;
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
1.Consideration.
a.    Transition Services. Executive will remain employed on a full-time basis with the Company from the Effective Date of this Agreement (the “Transition Date”) through the Scheduled Date, or if earlier, the Termination Date (the “Transition Period”). During the Transition Period, Executive’s employment with the Company will remain at-will. Either party may terminate the employment relationship at any time and for any reason, subject to the terms of this Agreement.
i.    Position and Duties. During the Transition Period, Executive will remain Chief Financial Officer, and will remain an employee and officer of the Company. Effective as of the Termination Date, Executive will be deemed to have resigned from his position as Chief Financial Officer of the Company and from any other employment, service, advisory, director and officer positions with the Company or any of its subsidiaries. Executive agrees to execute any documents as necessary or desirable to effect any such resignations. During the Transition Period, Executive will report to, work with and render such business and professional services in the performance of his duties consistent with Executive’s position within the Company as will be reasonably assigned to him by the Company’s Chief Executive Officer, including but not limited to the certification of, and any other signatures required with respect to, the Company’s Quarterly Report on Form 10-Q for the Company’s fiscal quarter ending September 30, 2018.
b.    Compensation.
i.    Cash Compensation. During the Transition Period, the Company will continue to pay Executive his base salary at an annualized rate of $315,000, which will be paid periodically in accordance with the Company’s normal payroll practices and will be subject to the usual, required withholdings. During the Transition Period, Executive no longer will be eligible to participate in, or be eligible to receive any bonuses under, the Company’s bonus plan or plans as may be in effect from time to time. Instead, if Executive continues in his current position through and including the Scheduled Date, Executive will receive a one-time bonus of $100,000, subject to applicable withholdings and other deductions, payable on January 3, 2019. In the event that the Termination Date occurs before the Scheduled Date, the one-time bonus will not be paid or payable to Executive.
ii.    Equity Awards. The Company previously granted Executive certain equity awards (“Equity Awards”) covering shares of the Company’s common stock (“Shares”) under the Company’s 2009 Equity Incentive Plan (the “Plan”) and the terms and conditions of the applicable award agreement governing such Equity Awards (collectively the “Award Documents”), each of which outstanding Equity Awards is set forth in the schedule attached hereto as Exhibit B. The Parties agree that, (x) for purposes of determining the number of Shares that Executive is entitled to purchase from the Company pursuant to any Equity Awards that are stock options, Executive will be considered to have vested in such number of Shares, and (y) all other Equity Awards that are outstanding, and which otherwise remain unvested, in each case as of the Scheduled Date (assuming that such date also is the Termination Date and that the Equity Awards otherwise do not terminate earlier in accordance with any applicable Plan terms), are set forth in Exhibit B attached hereto. No Equity Awards will be eligible to vest following the termination of Executive’s employment with the Company, notwithstanding any other agreement to the contrary, or any continued services that Executive may provide to the Company pursuant to the Consulting Agreement. Accordingly, as of the Termination Date (or on Executive’s actual date of termination to the extent Executive’s employment terminates on an earlier date), any Equity Awards that are then-outstanding and unvested will terminate automatically and Executive will have no further rights with respect thereto or to any of the underlying Shares subject thereto. Any Equity Awards that are vested options as of the Termination Date (or on Executive’s actual date of termination to the extent Executive’s employment terminates on an earlier date) shall remain exercisable in accordance with the terms and conditions of the Award Documents, including that the post-termination exercise period of any Equity Awards that are stock options will not begin to run until the date the Consulting Agreement referenced in subsection c. below terminates and Executive ceases providing services thereunder, provided, however, that in no event will any option award be exercisable after the expiration of the option award’s term and option awards may terminate earlier in accordance with any applicable provisions of the Plan.

iii.    Benefits. During the Transition Period, Executive will remain eligible to participate in all benefits of employment, including without limitation the accrual of any vacation and paid time off (but excluding bonuses as described in Section 1.a.i above), subject to the terms of the plan, program or policy as determined by the Company and as may be in effect from time to time.
c.    Severance. In the event that Executive’s employment with the Company is terminated on or before the earlier of the date of the Company’s 2018 annual meeting of stockholders or November 30, 2018 (such earlier date, the “Meeting Date”), and the employment termination occurs under the circumstances described in Section 8(a) or (b) of the Employment Agreement, then Executive will remain eligible to receive the severance payments and benefits set forth in Section 8(a) or (b), as applicable, of the Employment Agreement, subject to Section 19 below and the other terms, conditions and requirements applicable to such severance payments and benefits under the Employment Agreement, including without limitation Sections 8, 9 and 10 thereof, provided that references to the term “Release” in the Employment Agreement will mean the Supplemental Release (the “Severance Terms”). In the event that Executive’s employment with the Company is terminated after the Meeting Date but before the Scheduled Date, then (A) no severance payments and benefits will be paid or payable under Section 8(b) of the Employment Agreement, and (B) if the employment termination occurs under the circumstances described in Section 8(a) of the Employment Agreement, then the amount of lump-sum cash severance under Section 8(a)(i) of the Employment Agreement will be reduced and be equal to $100,000 (less applicable withholdings), and no additional severance payments or benefits will be paid or payable to Executive (including without limitation, that Executive will not be eligible to receive the continued employee benefits under Section 8(a)(ii) of the Employment Agreement). In the event that the Termination Date occurs on or after the Scheduled Date, no severance payments and benefits will be paid or payable pursuant to the Employment Agreement or this Agreement, and Executive will be eligible for severance benefits, if any, only in accordance with the Company’s established policies, if any, then in effect.
d.    Consulting Agreement and Supplemental Release. Concurrently with this Agreement, the Company and Executive shall enter into the Consulting Agreement. Upon the Termination Date and for the consideration set forth in the Consulting Agreement, Executive shall enter into the Supplemental Release Agreement attached hereto as Exhibit C (the “Supplemental Release”), which shall become effective and irrevocable no later than ten (10) days following the Termination Date.
2.    Benefits. Executive’s health insurance benefits shall cease on the last date of the calendar month in which the Termination Date occurs (which Termination Date would be January 2, 2019, if Executive remains employed through such date), subject to Executive’s right to continue his health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of vacation and paid time off, will cease as of the Termination Date. For the avoidance of doubt, Executive’s eligibility to receive any bonuses is as specified in Section 1.b.i. above, and any Equity Awards will cease vesting as of the Termination Date and be treated as described in Section 1.b.ii above. Executive will be permitted to retain the Company’s laptop computer and mobile phone that Executive uses as an employee of the Company as of the Effective Date (the “Transferred Devices”), provided that on or within ten (10) days before the Termination Date, Executive will have provided the Transferred Devices to the Company for the review and/or removal of any confidential information or other Company information from the Transferred Devices as the Company deems necessary or appropriate, including without limitation any Company-licensed software the Company deems necessary to remove to comply with its licensing obligations. Executive agrees to work with the Company, in good faith, to identify any Confidential Information on the Transferred Devices upon its request.
3.    Resignation upon Termination Date. Except as may be specified in the Consulting Agreement, as of the Termination Date, Executive will be deemed to have resigned voluntarily from all Company positions held by him, without any further action required by Executive; provided, however, that Executive agrees to execute any documents as necessary or desirable to effect such resignations.
4.    Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.
5.    Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
a.    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
b.    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and
h.    any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release any claims for indemnification by the Company pursuant to any agreement, statute or otherwise nor does it release any claims for coverage under any D&O or other similar insurance policy. This release does not release claims that cannot be released as a matter of law, including, but not necessarily limited to, any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.
6.    Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
7.    California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.
8.    No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
9.    Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company. Executive further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company (with the exception of Executive’s services in accordance with the Consulting Agreement).
10.    Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees.
11.    No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.
12.    Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. For the purposes of this Agreement, Protected Activity means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
13.    Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from (a) making any public statements regarding the Company (unless requested by the Chief Executive Officer of the Company) other than acknowledging that Executive previously was employed by the Company, served as its Chief Financial Officer, and (b) any tortious interference with the contracts and relationships of any of the Releasees. Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only Executive’s last position and dates of employment. The members of the Company’s Board of Directors agree to refrain from any disparagement, defamation, libel, or slander of Executive.
14.    Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.
15.    No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
16.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
17.    ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. EXECUTIVE UNDERSTANDS THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED,

HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
18.    Taxes. All payments made pursuant to this Agreement will be subject to any applicable tax withholdings. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
19.    Section 409A. The payments and benefits under this Agreement are intended to be exempt from or otherwise comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and any guidance promulgated thereunder, and any applicable state law equivalent, as each may be amended from time to time (together, “Section 409A”) so that none of the payments and benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or otherwise to so comply. To the extent necessary to comply with Section 409A, any references to the termination of Executive’s employment with the Company or similar terms in this Agreement (or as relates to the Severance Terms under the Employment Agreement) will mean Executive’s separation from service, within the meaning of Section 409A, with the Company. The Company and Executive will work together in good faith to consider amendments to this Agreement which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive of any benefits or imposition of any additional tax under Section 409A. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company have any obligation or liability to reimburse, indemnify, or hold harmless Executive for any tax imposed or other costs incurred as a result of Section 409A.
20.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
21.    No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
22.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
23.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
24.    Entire Agreement. This Agreement, together with the Confidentiality Agreement and Award Documents as modified by this Agreement, represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company including without limitation the Employment Agreement and Executive’s Retention Letter dated March 28, 2012, but with the exception of the Employment Agreement provisions described in Section 1.c above.
25.    No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.
26.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.
27.    Effective Date. Executive understands that this Agreement shall be null and void if not executed by him within the twenty-one (21) day period set forth under Section 6 above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”). Notwithstanding the foregoing under this Section and even if this Agreement is revoked as provided in this Section (the “Revocation”), Executive’s resignation as the Company’s Chief Financial Officer shall be effective as of January 2, 2019 (or on Executive’s actual date of termination to the extent Executive’s employment terminates on an earlier date), and further, in the event of such Revocation, Executive will be deemed to have resigned voluntarily from all positions with the Company and any subsidiary of the Company held by him including without limitation the Company’s Chief Financial Officer and officer, without any further action required by Executive; provided, however, that Executive agrees to execute any documents as necessary or desirable to effect such resignations.
28.    Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
29.    Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that:
a.    he has read this Agreement;
b.    he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;
c.    he understands the terms and consequences of this Agreement and of the releases it contains; and
d.    he is fully aware of the legal and binding effect of this Agreement.
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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MICHAEL W. STRAMBI, an individual
Dated: 9/11/2018	/s/ Michael Strambi
Michael W. Strambi
TELENAV, INC.
Dated: 9/11/2018	By: /s/ HP Jim
Name: HP Jin
Title: CEO

EXHIBIT A
CONSULTING AGREEMENT

(Filed as Exhibit 10.23.2 to the Form 10Q)

Exhibit A to Transition Agreement

EXHIBIT B
EXECUTIVE EQUITY AWARDS

Equity Award Type	Grant Date	Number of Shares Subject to Equity Award at Grant	Per Share Exercise Price	Number of Underlying Vested Shares as of January 2, 2019(1)	Number of Underlying Unvested Shares as of January 2, 2019(2)
2009/NQ	08/03/2010	27,412	$5.1400	27,412	0
2009/ISO	08/03/2010	4	$5.1400	4	0
2009/NQ	08/03/2010	35,084	$5.1400	35,084	0
2009/RSU	05/01/2012	20,000	$0.0000	20,000	0
2009/NQ	05/01/2012	150,000	$6.8900	150,000	0
2009/RSU	09/13/2012	50,000	$0.0000	50,000	0
2009/RSU	09/13/2013	100,000	$0.0000	100,000	0
2009/RSU	08/05/2014	50,000	$0.0000	50,000	0
2009/RSU	07/31/2015	30,000	$0.0000	22,500	7,500
2009/NQ	08/04/2015	70,000	$6.8600	59,792	10,208
2009/NQ	09/15/2016	120,000	$5.1400	65,000	55,000
2009/RSU	08/08/2017	90,000	$0.0000	22,500	67,500
2009/NQ	08/05/2014	55,000	$4.9200	55,000	0
Account: STRAMBI, MICHAEL W.		797,500		657,292	140,208

(1) Assumes that January 2, 2019, is the Termination Date and that the Equity Awards otherwise do not terminate earlier in accordance with any applicable Plan terms.
(2) Assumes that January 2, 2019, is the Termination Date and that the Equity Awards otherwise do not terminate earlier in accordance with any applicable Plan terms. Any Equity Awards that remain unvested as of the Termination Date will terminate automatically and Executive will have no further rights with respect thereto or to any of the underlying Shares subject thereto.

Exhibit B to Transition Agreement

EXHIBIT C
SUPPLEMENTAL RELEASE AGREEMENT
In consideration for the mutual promises and other consideration provided both in the Transition Agreement and Release by and between Telenav, Inc. (the “Company”) and Michael W. Strambi (“Executive”) (collectively, the “Parties”) dated September ____, 2018 (the “Transition Agreement”) and the Consulting Agreement by and between the Company and Executive dated    , ________________, 2019 (the “Consulting Agreement”), the Parties hereby extend by this Supplemental Release Agreement (the “Supplemental Agreement”) such release and waiver of any and all claims that may have arisen during the Transition Period (as defined in the Transition Agreement).
A.Payment of Compensation and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in the Consulting Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.
B.    Supplemental Release. Each of the undersigned Parties hereby verifies and confirms its or his renewed agreement to the terms of the Transition Agreement, including but not limited to the release and waiver of claims set forth in the Transition Agreement and the Acknowledgment of Waiver of Claims under ADEA provision, and further extends such release and waiver of claims to any claims that may have arisen during the Transition Period.
C.    Return of Company Property. Executive’s signature below constitutes his certification under penalty of perjury that Executive has returned to the Company, all trade secrets and confidential and proprietary information of the Company or any of its subsidiaries, including files, records, computer access codes and instruction manuals, as well as all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his employment with the Company, or otherwise belonging to the Company or any of its subsidiaries (“Company Property and Confidential Information”). Executive further agrees not to keep any copies of Company Property and Confidential Information.
D.    California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

EXHIBIT 10.23.3

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.
E.    ARBITRATION. . EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. EXECUTIVE UNDERSTANDS THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER

EXHIBIT 10.23.3

ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
F.    Voluntary Execution of Supplemental Release. Executive understands and agrees that Executive executed this Supplemental Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Supplemental Agreement; (b) Executive has been represented in the preparation, negotiation, and execution of this Supplemental Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (c) Executive understands the terms and consequences of this Supplemental Agreement and of the releases it contains; and (d) Executive is fully aware of the legal and binding effect of this Supplemental Agreement.
G.    Entire Agreement. The Transition Agreement and this Supplemental Agreement represent the entire agreement and understanding between the Company and Executive concerning the subject matter of this Supplemental Agreement and Executive’s relationship with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Supplemental Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements, except as amended by the Transition Agreement. For purposes of clarity, the arbitration provision of this Supplemental Release (as set forth herein) supersedes and replaces the arbitration provisions in the Agreement and the Confidentiality Agreement.
H.    Release Effective Date. Executive understands that this Supplemental Agreement shall be null and void if not executed by him within the twenty-one (21) days following the termination of Executive’s employment with the Company. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Supplemental Agreement will become effective on the eighth (8th) day after Executive signed this Supplemental Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date.
I.    Counterparts. This Supplemental Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
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IN WITNESS WHEREOF, the Parties have executed this Supplemental Agreement on the respective dates set forth below.

MICHAEL W. STRAMBI, an individual
Dated: 9/11/2018	/s/ Michael Strambi
Michael W. Strambi
TELENAV, INC.
Dated: 9/11/2018	By: /s/ HP Jin
Name: HP Jin
Title: CEO